MERGER AGREEMENT

AND PLAN OF REORGANIZATION

This MERGER AGREEMENT AND PLAN OF REORGANIZATION (the "Agreement ”) dated as of February 14, 2011, by and among Wellstone Filter Sciences, Inc., a Delaware corporation whose principal office is located at 710 Market Street, Chapel Hill, North Carolina 27516 (“WFSI”); ADG Acquisition, Inc., a California corporation (“Merger Sub”), the principal WFSI stockholder listed on Exhibit A (the “PRINCIPAL WFSI STOCKHOLDER”); each of the persons listed on Exhibit B who are owners of membership units of ADGLLC (collectively referred to as “SELLERS”); and Auri Design Group LLC, a California Limited Liability Company (“ADGLLC”) whose principal office is located at 1200 North Coast Highway, Laguna Beach, California 92651-4045.

                                                                 R E C I T A L S

A.

ADGLLC is engaged in the business of designing and manufacturing and marketing men’s and women’s footwear.

B.

SELLERS owns the number of membership interests of ADGLLC set forth on Exhibit B.

C.

WFSI is a publicly traded company formerly engaged in the development and marketing of a proprietary cigarette filter technology. In the quarter ended March 31, 2010, the Company declared a dividend to its stockholders of all of the outstanding shares in its subsidiary, Wellstone Tobacco Company, which previously marketed the Wellstone brand of cigarettes utilizing its patented reduced risk filter. WFSI is not currently generating any revenues from planned principal operations and is considered a development stage company as defined in Statement of Financial Accounting Standards No. 7. On the Closing Date (as defined herein), WFSI will have authorized capital of 300,000,000 shares of common stock, $0.001 par value per share.

D.

WFSI has formed a wholly owned subsidiary, Auri Footwear, Inc. (“Merger Sub”) under the laws of the State of California for the purpose of effecting the merger of ADGLLC into Merger Sub in a transaction intended to qualify as a tax-free reorganization under Section 386(a)(1)(A) of the Internal Revenue Code of 1986, as amended (the “Merger”).

E.

At the Closing Date of the Agreement, WFSI will have 87,551,580 shares of common stock issued and outstanding which will include 59,735,360 shares of common stock issued to SELLERS in connection with the Merger.

E.

Pursuant to the Merger, ADGLLC will be merged into Merger Sub on the Closing Date (as referred to herein as the “Effective Date”)  and in connection therewith the holders of all of issued and outstanding ownership units of ADGLLC, in consideration for which WFSI shall issue to ADGLLC’s unit holders 59,735,360 restricted shares of common stock (the “Merger Shares”).

AGREEMENT

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows.

ARTICLE I

MERGER OF ADGLLC INTO MERGER SUB

1.1

The Merger.  Upon the terms and subject to the conditions hereof, and in accordance with the California Corporations Code (“Corporations Code”), ADGLLC shall be merged with and into Merger Sub at the Effective Time and the separate corporate existence of ADGLLC shall thereupon cease.  Effective as of the Effective Time, Merger Sub shall continue as the surviving corporation in the Merger (the “Surviving Corporation”) and shall succeed to and assume all the rights and obligations of ADGLLC in accordance with Section 1107 of the Corporations Code.

1.2

Closing.  Unless this Agreement shall have been terminated and the transactions contemplated hereby shall have been abandoned pursuant to Article VIII, the closing of the Merger will take place as soon as practicable after the satisfaction or waiver of all of the conditions set forth in Articles VI and VII, unless another date or time is agreed to in writing by the parties hereto.

1.3

Effective Time.  Subject to the provisions of this Agreement, the Merger shall become effective when an agreement of merger evidencing the Merger, substantially in the form attached to this Agreement as Exhibit C with such changes that may be necessary or appropriate to comply with the relevant provisions of the Corporations Code (the “Agreement of Merger”), is duly filed with the Secretary of State of the State of California, or at such later time as ADGLLC and Merger Sub shall agree and is specified in the Agreement of Merger (the date the Agreement of Merger is duly filed, or such later date set forth in the Agreement of Merger, the “Effective Time”).  The filing of the Agreement of Merger shall be made as soon as practicable after the satisfaction or waiver of the conditions to the Merger set forth in Articles VI and VII (other than those conditions that by their terms are to be satisfied as of the Effective Time, but subject to the satisfaction or waiver of those conditions).

1.4

Articles of Incorporation and Bylaws.

The articles of incorporation and bylaws of Merger Sub, each as in effect immediately prior to the Effective Time, shall be the articles of incorporation and bylaws of the Surviving Corporation until thereafter changed or amended as provided in the articles of incorporation, the bylaws, or by applicable law.

1.5

Effect on Stock.  As of the Effective Time, by virtue of the Merger and without any action on the part of any of ADGLLC, Merger Sub or the SELLERS:

(a)

Capital Stock of WFSI.  The Sellers shall receive the Merger Shares, pro rata based on their respective ownership of membership units of ADGLLC as set forth on Exhibit A.

(b)

Membership Units.  As of the Effective Time, all membership units of ADGLLC issued and outstanding immediately before the Effective Time (the “Units”) shall be cancelled and be converted into the right to receive the Merger Shares.  The Units, when so cancelled, shall no longer be outstanding and shall automatically cease to exist, and the SELLERS shall cease to have any rights with respect thereto, except the right to receive the Merger Shares in accordance with this Agreement.

.

(c)

If, prior to the Closing Date, the outstanding shares of WFSI Common Stock are changed into a different number or class of shares by reason of any stock split, division or subdivision of shares, stock dividend, reverse stock split, consolidation of shares, reclassification, recapitalization, or other similar transaction, then the Merger Shares shall be appropriately adjusted.

(d)

No fractional shares of WFSI Common Stock shall be issued in connection with this Agreement, and no certificates or scrip for any such fractional shares shall be issued.

(e)

At the Effective Time, Ori Rosenbaum shall be appointed President, Chief Executive Officer, Chief Financial Officer, and Secretary of WFSI.  Further Ori Rosenbaum will be appointed to the Board of Directors of WFSI, in accordance with the notice provisions of Rule 14f-1 of the United States Securities Exchange Act of 1934, as amended (the “Exchange Act”), if applicable. In addition, Learned Jeremiah Hand will resign as an officer and director of WFSI after appointing Mr. Rosenbaum to the board of directors.

1.6

Disclosure Schedules. Simultaneously with the execution of this Agreement: (a) WFSI shall deliver a schedule relating to WFSI which shall be referred to as the "WFSI Disclosure Schedule" , and (b) SELLER and ADGLLC shall deliver a schedule relating to SELLER and ADGLLC (the "ADGLLC Disclosure Schedule" and collectively with the WFSI Disclosure Schedule, the "Disclosure Schedules") setting forth the matters required to be set forth in the Disclosure Schedules as described elsewhere in this Agreement. The Disclosure Schedules shall be deemed to be part of this Agreement.

1.7

Further Action. From time to time after the Closing, without further consideration, the parties shall execute and deliver such instruments of conveyance and transfer and shall take such other action as any party reasonably may request to more effectively transfer the ADGLLC Membership Units and Merger Shares.

ARTICLE II

CONDUCT OF BUSINESS PENDING CLOSING; STOCKHOLDER APPROVAL

WFSI, SELLERS and ADGLLC covenant that between the date hereof and the Closing Date (as hereinafter defined):

2.1

Access by SELLERS and ADGLLC. WFSI shall afford to SELLERS, ADGLLC, and their legal counsel, accountants and other representatives, throughout the period prior to the Closing Date, full access, during normal business hours, to (a) all of the books, contracts and records of WFSI, and shall furnish SELLERS and ADGLLC, during such period, with all information concerning WFSI that SELLERS or ADGLLC may reasonably request and (b) the properties of WFSI in order to conduct inspections at SELLERS’ and ADGLLC’s expense to determine that WFSI is operating in material compliance with all applicable federal, state and local and foreign statutes, rules and regulations, and that WFSI's assets are substantially in the condition and of the capacities represented and warranted in this Agreement. Any such investigation or inspection by SELLERS or ADGLLC shall not be deemed a waiver of, or otherwise limit, the representations, warranties and covenants contained herein. SELLERS and ADGLLC shall grant identical access to WFSI and its agents.

2.2

Conduct of Business. During the period from the date hereof to the Closing Date, the business of WFSI and ADGLLC shall be operated by the respective entities in the usual and ordinary course of such business and in material compliance with the terms of this Agreement. Without limiting the generality of the foregoing:

(a)

WFSI and ADGLLC, respectively, shall each use their reasonable efforts to (i) keep available the services of the present agents of WFSI and ADGLLC; (ii) complete or maintain all existing material arrangements; (iii) maintain the integrity of all confidential information of WFSI and ADGLLC; and (iv) comply in all material respects with all applicable laws; and (b) except as contemplated by this Agreement, WFSI and ADGLLC shall not (i) sell, lease, assign, transfer or otherwise dispose of any of their material assets or property including cash; (ii) agree to assume, guarantee, endorse or in any way become responsible or liable for, directly or indirectly, any material contingent obligation; make any material capital expenditures; (iii) enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business; (iv) declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding; (v) make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement; (vi) enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; (vii) create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired; or (viii) agree to do any of the foregoing.

2.3

Board Approval. The Board of Directors of WFSI has determined that the Exchange is fair to and in the best interests of its stockholders and has approved and adopted this Agreement and the terms of the Exchange.  This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by WFSI, the valid and binding obligation of WFSI, enforceable in accordance with their respective terms.

ARTICLE III

REPRESENTATIONS AND WARRANTIES OF WFSI AND PRINCIPAL WFSI STOCKHOLDER

Except as set forth in the WFSI Disclosure Schedule, WFSI  hereby represents and warrants to each of the SELLERS and ADGLLC, with the knowledge and understanding that SELLERS and ADGLLC are relying materially upon such representations and warranties, that as of the date of this Agreement and the Closing Date:

3.1

Organization and Standing. WFSI is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. WFSI has all requisite corporate power and authority to carry on its business as it is now being conducted and proposed to be conducted upon consummation of the transactions contemplated hereby and is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction where such qualification is necessary under applicable law except where the failure to qualify (individually or in the aggregate) will not have any material adverse effect on the business or prospects of WFSI. The copies of the Certificate of Incorporation and Bylaws of WFSI, as amended to date and made available to SELLERS and ADGLLC, are true and complete copies of these documents as now in effect.

3.2

Capitalization.

(a)

After giving effect to the transactions contemplated hereunder that will occur prior to the Closing Date, the authorized capital stock of the Company consists of 300,000,000 shares of Common Stock, par value $0.001 per share, of which there are 93,551,580 issued and outstanding.  All of the outstanding shares of Common Stock are, and the Merger Shares when issued in accordance with the terms hereof will be, duly authorized, validly issued and outstanding, fully paid and nonassessable, and have not been or, with respect to the Merger Shares, will not be, issued in violation of the preemptive rights of any person. Other than as set forth in the WFSI Disclosure Schedule and Recital D, there are no preemptive or subscription rights, or any voting trust agreement or other contract, option, warrant, right or call or other commitment or agreement to which WFSI is a party or by which it is bound, pursuant to which WFSI is or may be required to issue, sell, deliver, redeem or repurchase any of its securities. Other than as set forth in the WFSI Disclosure Schedule and Recital D, there are no outstanding securities convertible or exchangeable, actually or contingently, into common stock or any other securities of WFSI.  WFSI has not granted registration rights to any person.

(b)

All outstanding shares of WFSI capital stock have been issued and granted in compliance with all applicable federal and state securities laws and other applicable legal requirements.  Neither the Company nor any director or officer of the Company has authorized the removal of any restrictive legend from any certificate representing currently outstanding shares of common stock, other than in compliance with the requirements of Rule 144 of the Securities Act.

(c)

The PRINCIPAL WFSI STOCKHOLDER has good and marketable title to 64,829,334 shares of common stock of WFSI which will be returned to WFSI and cancelled prior to Closing.  In addition WFSI will cause Cerami Consulting Corp and Carla Hand to return 9,630,620 and 1,320 shares of common stock, respectively, to WFSI,  all prior to the Closing Date.

3.3

Subsidiaries. WFSI owns no subsidiaries nor does it own or have an interest, direct or indirect, in any other corporation, partnership, joint venture or other entity.

3.4

Authority. WFSI’s Board of Directors has determined that the Exchange is fair to and in the best interests of WFSI’s stockholders. The execution, delivery and performance by WFSI of this Agreement (including the contemplated issuance of 59,735,360 Merger Shares to SELLERS) have been duly authorized by all necessary corporate action on the part of WFSI. WFSI has the absolute and unrestricted right, power and authority to perform its obligations under this Agreement. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by WFSI in accordance herewith, the valid and binding obligations of WFSI, enforceable in accordance with their respective terms.  The consummation of the transactions contemplated by this Agreement does not give rise to any appraisal or other rights in favor of any of the stockholders of WFSI.

3.5

Assets. Except as set forth in the WFSI Disclosure Schedule, WFSI has no material assets. WFSI has good and marketable title to all of the assets and properties listed on Schedule 3.5 and as reflected on the balance sheet included in the WFSI Financial Statements (as hereinafter defined), free and clear of all liens, claims, security interests or other encumbrances of any kind.

3.6

Contracts and Other Commitments. Except as set forth in the WFSI Disclosure Schedule, WFSI is not a party to any contracts or agreements.

3.7

Litigation. There is no claim, dispute, action, suit, proceeding or investigation pending or, to the knowledge of WFSI or the Principal WFSI Stockholder, threatened, against or affecting the business of the Company, or challenging the validity or propriety of the transactions contemplated by this Agreement, at law or in equity or admiralty or before any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, nor to the knowledge of the Company or the Principal WFSI Stockholder, has any such claim, dispute, action, suit, proceeding or investigation been pending or threatened, during the 12 month period preceding the date hereof; (b) there is no outstanding judgment, order, writ, ruling, injunction, stipulation or decree of any court, arbitrator or federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality, against or materially affecting the business of WFSI; and (c) neither WFSI nor the Principal WFSI Stockholder has received any written or verbal inquiry from any federal, state, local, foreign or other governmental authority, board, agency, commission or instrumentality concerning the possible violation of any law, rule or regulation or any matter disclosed in respect of its business.

3.8

Taxes. For purposes of this Agreement, (A) "Tax" (and, with correlative meaning, "Taxes") shall mean any federal, state, local or foreign income, alternative or add on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, value added, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge together with any related addition to tax, interest, penalty or fine thereon; and (B) "Returns" shall mean all returns (including, without limitation, information returns and other material information), reports and forms relating to Taxes.

(a)

WFSI has timely filed all Returns required to be filed by it on or before the Closing Date. All such Returns were, when filed, true, correct and complete in all material respects and were prepared in conformity with applicable laws and regulations. WFSI has paid or will pay in full or has adequately reserved, on the books and records of WFSI and in the Financial Statements, against all Taxes otherwise assessed against it through the Closing Date.  All payments for withholding taxes, unemployment insurance and other amounts required to be paid for periods prior to the date hereof to any governmental authority in respect of employment obligations of the Company, including, without limitation, amounts payable pursuant to the Federal Insurance Contributions Act, have been paid or shall be paid prior to the Closing Date.

(b)

WFSI is not a party to any pending action or proceeding by any governmental authority for the assessment of any Tax, and, to the knowledge of WFSI, no claim for assessment or collection of any Tax related to WFSI has been asserted against WFSI that has not been paid. There are no tax liens upon the assets of WFSI. There is no valid basis, to WFSI 's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any Tax to be issued to WFSI by any governmental authority.  No tax return or tax return liability of the Company has been audited or, presently under audit.  The Company has not given or been requested to give waivers of any statute of limitations relating to the payment of any Taxes.

3.9

Compliance with Laws and Regulations. WFSI has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements (federal, state and local and foreign) applicable to it in all jurisdictions where the business of WFSI is conducted or to which WFSI is subject, including all requisite filings with the SEC. WFSI has not made any misrepresentation nor has omitted any material facts in any of its SEC filings to date.  The Company has not received any notice of violation or claimed violation of any such law, ordinance, rule, regulation, order, decree, process or requirement.

3.10

Hazardous Materials.  WFSI has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term “Hazardous Materials” means any substance now or hereafter designated pursuant to Section 307(a) and 311 (b)(2)(A) of the Federal Clean Water Act, 33 USC §§ 1317(a), 1321(b)(2)(A), Section 112 of the Federal Clean Air Act, 42 USC § 3412, Section 3001 of the Federal Resource Conservation and Recovery Act, 42 USC § 6921, Section 7 of the Federal Toxic Substances Control Act, 15 USC § 2606, or Section 101(14) and Section 102 of the Comprehensive Environmental Response, Compensation and Liability Act, 42 USC §§ 9601(14), 9602.

3.11

No Breaches. The execution, delivery and performance of this Agreement will not (i) conflict with, contravene or violate the Certificate of Incorporation or the Bylaws of WFSI, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which WFSI is a party or by which WFSI or any of its businesses, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of WFSI under, or create any rights of termination, cancellation or acceleration in any person under, any contract.

3.12

Employees. WFSI has no employees and no outstanding employment related liabilities,

3.13

Financial Statements. The audited financial statements for the year ended December 31, 2009 and unaudited quarterly financial statements for the quarters ended September 30, 2010 are available online at www.sec.gov (collectively the "Financial Statements"). The Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of WFSI for the periods indicated.  The Financial Statements, together with the notes thereto,, have been prepared in accordance with United States generally accepted accounting principles ("GAAP"), consistently applied throughout the periods presented. There are no assets of WFSI the value of which is materially overstated in said balance sheets.  The books of account and other financial records of the Company have been maintained in accordance with good business practices.

3.14

Absence of Certain Changes or Events. Except as set forth in the WFSI Disclosure Schedule, since September 30, 2010 (the "Balance Sheet Date"), there has not been:

(a)

any material adverse change in the financial condition, properties, assets, liabilities or business of WFSI;

(b)

any material damage, destruction or loss of any material properties of WFSI, whether or not covered by insurance;

(c)

any material adverse change in the manner in which the business of WFSI and has been conducted;

(d)

any material adverse change in the treatment and protection of trade secrets or other confidential information of WFSI; and

(e)

any occurrence not included in paragraphs (a) through (d) of this Section 3.14 which has resulted, or which WFSI has reason to believe, might be expected to result in, a material adverse change in the business or prospects of WFSI.

3.15

Government Licenses, Permits, Authorizations. WFSI has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted ("Licenses and Permits"). All such Licenses and Permits are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or, to the knowledge of WFSI, threatened.

3.16

Employee Benefit Plans.

(a)

WFSI has no bonus, deferred compensation, incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plans.

(b)

WFSI does not, nor has it in the past, maintained, sponsored or contributed to, any employee pension benefit plan (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) or any plans, programs, policies, practices, arrangements or contracts (whether group or individual) providing for payments, benefits or reimbursements to employees of WFSI, former employees, their beneficiaries and dependents under which such employees, former employees, their beneficiaries and dependents are covered through an employment relationship with WFSI, any entity required to be aggregated in a controlled group or affiliated service group with WFSI for purposes of ERISA or the Internal Revenue Code of 1986 (the "Code") (including, without limitation, under Section 414(b), (c), (m) or (o) of the Code or Section 4001 of ERISA, at any relevant time ("Benefit Plans").

(c)

Except as set forth in the WFSI Disclosure Schedule, neither the execution, delivery or performance of this Agreement, nor the consummation of the Exchange or any of the other transactions contemplated by this Agreement, will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of WFSI, or result in any acceleration of the time of payment, provision or vesting of any such benefits.

3.17

Business Locations. Other than as set forth in the WFSI Disclosure Schedule, WFSI does not own or lease any real or personal property in any state or country.

3.18

Intellectual Property. WFSI owns no intellectual property of any kind. WFSI is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, or to the best of its knowledge has not violated or infringed the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset.

3.19

Governmental Approvals. Except as set forth in the WFSI Disclosure Schedule, no authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by WFSI with, any governmental authority, domestic or foreign, federal, state or local, is required in connection with WFSI’s execution, delivery and performance of this Agreement. Except as set forth in the WFSI Disclosure Schedule, no consents of any other parties are required to be received by or on the part of WFSI to enable WFSI to enter into and carry out this Agreement.

3.20

Transactions with Affiliates. Except as set forth in the WFSI Disclosure Schedule, WFSI is not indebted for money borrowed, either directly or indirectly, from any of its current or former officers, directors or employees or any of the relatives or Affiliates (as defined below) of the foregoing or WFSI, in any amount whatsoever; nor are any of its current or former officers, directors, or employees or any relatives or Affiliates of the foregoing or WFSI indebted for money borrowed from WFSI; nor are there any transactions of a continuing nature between WFSI and any of its current or former officers, directors, employees or any relatives or Affiliates of the foregoing or WFSI not subject to cancellation which will continue beyond the Closing Date, including, without limitation, use of the assets of WFSI for personal benefit with or without adequate compensation. For purposes of this Agreement, the term "Affiliate" shall mean any person that, directly or indirectly, through one or more intermediaries, controls or is controlled by, or is under common control with, the person specified. As used in the foregoing definition, the term (i) "control” shall mean the power through the ownership of voting securities, contract or otherwise to direct the affairs of another person and (ii) "person" shall mean an individual, firm, trust, association, corporation, partnership, government (whether federal, state, local or other political subdivision, or any agency or bureau of any of them) or other entity.

3.21

No Distributions. WFSI has not made nor has any intention of making any distribution or payment to any of its stockholders with respect to any of its shares prior to the Closing Date,  nor any commitment to make any such distribution or payment following the Closing Date..

3.22

Liabilities. WFSI has no material direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, fixed or unfixed, choate or inchoate, liquidated or unliquidated, secured or unsecured, accrued, absolute, contingent or otherwise ("Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) Liabilities fully and adequately reflected or reserved against on the balance sheet contained in the Form 10-Q filed with the Securities and Exchange Commission for the quarterly period ended on the Balance Sheet Date, (ii) Liabilities incurred since the Balance Sheet Date in the ordinary course of the business of WFSI, which, in the aggregate do not exceed $5,000, or (iii) Liabilities otherwise disclosed in this Agreement, including the exhibits hereto and WFSI Disclosure Schedule.

3.23

Accounts Receivable. WFSI has no accounts receivable.

3.24

Insurance. WFSI has no insurance policies in effect. WFSI has not experienced any uninsured loss during the prior three calendar years.

3.25

Principal WFSI Stockholder Representation and Warranty. THE PRINCIPAL WFSI STOCKHOLDER represents and warrants that he has the absolute and unrestricted authority to execute and deliver this Agreement and the other Closing Documents to which he is a party and to perform his obligations under this Agreement and the other Closing Documents to which he is a party, and he has good and marketable title to all of the WFSI Shares listed in Exhibit A hereto, free and clear of all liens, claims and encumbrances of any third persons.  The execution, delivery and performance by the Principal WFSI Stockholder of this Agreement and the other Closing Documents to which he is a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not (a) require the consent, notice or other action by any person under, conflict with, result in a violation or breach of, constitute a default under, any agreement to which he is a party or by which he is bound, or (b) result in the violation or breach of any provision of any law or governmental order applicable to him.

3.26

Trading.   WFSI’s Common Stock is currently listed for trading on the

 OTC Bulletin Board under the ticker symbol WFSN.OB, and the Company has received no notice that its Common Stock is subject to being delisted therefrom.

3.27.

Compliance; No Investigations.  WFSI and the Principal WFSI Stockholder, have complied with all applicable foreign, federal and state laws, rules and regulations, including, without limitation, the rules and regulations of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), the Securities Act and FINRA and is current in its filings.  Neither WFSI nor the Principal WFSI Stockholder is aware of any pending or threatened investigation by the SEC, FINRA or any self-regulatory organization, relating to the Company, the Principal WFSI Stockholder, any prior officer or director of the Company during the past five years, any other stockholder, or any affiliate or relative of any of the foregoing.

3.28.

Filings.  None of the filings during the prior three fiscal years, or any interim period thereafter made by WFSI under the Securities Act or the Exchange Act make any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they were made, not misleading.

3.29

No Omissions or Untrue Statements. No representation or warranty made by WFSI or the PRINCIPAL WFSI SHARHOLDER  to SELLERS and ADGLLC in this Agreement, the WFSI Disclosure Schedule or in any certificate of an WFSI officer required to be delivered to SELLERS pursuant to the terms of this Agreement, contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

3.30

Not a Shell Company. WFSI represents and warrants that it is not a shell company as that term is defined in Rule 405 of the Securities Act of 1933, as amended, nor has it been a shell company at anytime during the prior three calendar years.

3.31

Brokers.

Except as set forth in the WFSI Disclosure Schedule, no broker, finder or investment banker is entitled to any brokerage, finder’s or other fee or commission in connection with the transactions contemplated by this Agreement or any other transaction document based upon arrangements made by or on behalf of WFSI or the Principal WFSI Stockholder.

3.32

Books and Records.

 The minute books and stock record books of WFSI, all of which have been made available to ADGLLC, are complete and correct in all material respects and have been maintained in accordance with sound business practices. The minute books of WFSI contain accurate and complete records of all meetings, and actions taken by written consent of, the stockholders, the board of directors and any committees of the board of directors of WFSI, and no meeting, or action taken by written consent, of any such stockholders, board of directors or committee has been held for which minutes have not been prepared and are not contained in such minute books. At the Closing, all of those books and records will be in the possession of ADGLLC.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES OF SELLERS AND ADGLLC

Except as set forth in the ADGLLC Disclosure Schedule, SELLERS and ADGLLC jointly and severally represent and warrant to WFSI as follows as of the date hereof and as of the Closing Date:

4.1

Organization and Standing of ADGLLC. ADGLLC is a limited liability company duly organized, validly existing and in good standing under the laws of the California and has the corporate power to carry on its business as now conducted and to own its assets and is duly qualified to transact business as a foreign corporation in each state where such qualification is necessary except where the failure to qualify will not have a material adverse effect on the business or prospects of ADGLLC. The copies of the Articles of Organization and Second Amended and Restated Operating Agreement of ADGLLC and made available to WFSI, are true and complete copies of those documents as now in effect.

4.2

Authority. The SELLERS have determined that the Exchange is advisable and in the best interests of the SELLERS and ADGLLC. ADGLLC has approved and adopted this Agreement and the terms of the Exchange and has adopted a resolution recommending approval and adoption of this Agreement and the Exchange by ADGLLC’s members and profits interest holders. This Agreement constitutes, and all other agreements contemplated hereby will constitute, when executed and delivered by ADGLLC in accordance herewith, the valid and binding obligations of ADGLLC, enforceable in accordance with their respective terms.

4.3

No Conflict. The making and performance of this Agreement will not (i) conflict with the Articles of Organization and the Second Amended and Restated Operating Agreement of ADGLLC, (ii) violate any laws, ordinances, rules, or regulations, or any order, writ, injunction or decree to which ADGLLC is a party or by which ADGLLC or any of their material assets, business, or operations may be bound or affected or (iii) result in any breach or termination of, or constitute a default under, or constitute an event which, with notice or lapse of time, or both, would become a default under, or result in the creation of any encumbrance upon any material asset of ADGLLC, or create any rights of termination, cancellation, or acceleration in any person under any material agreement, arrangement, or commitment.

4.4

Properties. Except as set forth in the ADGLLC Disclosure Schedule, each SELLER has good and marketable title to all of the ADGLLC Membership Units owned by such Seller, free and clear of all liens, claim/s and encumbrances of third persons whatsoever, and ADGLLC has good and marketable title to all of the assets and properties which it purports to own as reflected on the balance sheet included in the ADGLLC Financial Statements (as hereinafter defined), or thereafter acquired.

4.5

Capitalization of ADGLLC. The authorized capital of ADGLLC consists of 4,511,331  membership units, of which all membership units are issued and outstanding.  There are no other classes of securities authorized for issuance by ADGLLC.   Such outstanding membership units are duly authorized, validly issued, fully paid, and non-assessable. As of the date hereof, except as set forth in the ADGLLC Disclosure Schedule there were no outstanding options, warrants or rights of conversion or other rights, agreements, arrangements or commitments relating to the securities of ADGLLC or obligating ADGLLC to issue or sell membership units. To ADGLLC’S knowledge, all outstanding membership units of ADGLLC have been issued and granted in compliance with all applicable legal requirements.

4.6

Governmental Approval; Consents. No authorization, license, permit, franchise, approval, order or consent of, and no registration, declaration or filing by SELLERS or ADGLLC with any governmental authority, domestic or foreign, federal, state or local, is required in connection with SELLERS OR ADGLLC’s execution, delivery and performance of this Agreement. Except as set forth in the ADGLLC Disclosure Schedule, no consents of any other parties are required to be received by or on the part of SELLERS or ADGLLC to enable SELLERS and ADGLLC to enter into and carry out this Agreement.

4.7

Adverse Developments. Since September 30, 2010, there have been no material adverse changes in the assets, liabilities, properties, operations or financial condition of ADGLLC, and no event has occurred other than in the ordinary and usual course of business or as set forth in the ADGLLC Financial Statements which could be reasonably expected to have a materially adverse effect upon ADGLLC.

4.8 Taxes.

ADGLLC has duly filed all returns required to be filed. All such returns were, when filed, and to ADGLLC 's knowledge are, accurate and complete in all material respects and were prepared in conformity with applicable laws and regulations. ADGLLC has paid in full all taxes through the Closing Date. ADGLLC is not a party to any pending action or proceeding by any governmental authority for the assessment of any tax, and, to the knowledge of ADGLLC, no claim for assessment or collection of any tax has been asserted against ADGLLC that have not been paid. There are no tax liens upon the assets of ADGLLC. There is no valid basis, to ADGLLC 's knowledge, for any assessment, deficiency, notice, 30-day letter or similar intention to assess any tax to be issued to ADGLLC by any governmental authority.

4.9

Litigation.  Except as set forth on the ADGLLC Disclosure Schedule, there is no material claim, action, proceeding, or investigation pending or, to their knowledge, threatened against or affecting SELLERS or ADGLLC before or by any court, arbitrator or governmental agency or authority. There are no material decrees, injunctions or orders of any court, governmental department, agency or arbitration outstanding against SELLERS or ADGLLC.

4.10

Compliance with Laws and Regulations. ADGLLC has complied and is presently complying, in all material respects, with all laws, rules, regulations, orders and requirements applicable to it in all jurisdictions in which its operations are currently conducted or to which it is currently subject.

4.11

Governmental Licenses, Permits and Authorizations. ADGLLC has all governmental licenses, permits, authorizations and approvals necessary for the conduct of its business as currently conducted. All such licenses, permits, authorizations and approvals are in full force and effect, and no proceedings for the suspension or cancellation of any thereof is pending or threatened.

4.12

Liabilities. ADGLLC has no material direct or indirect liabilities, as that term is defined in Section 3.22 ("ADGLLC Liabilities"), whether or not of a kind required by generally accepted accounting principles to be set forth on a financial statement, other than (i) ADGLLC Liabilities fully and adequately reflected or reserved against on the ADGLLC Balance Sheet, (ii) ADGLLC Liabilities incurred in the ordinary course of the business of ADGLLC, and (iii) ADGLLC Liabilities otherwise disclosed in this Agreement, including the Exhibits hereto.

4.13

SELLERS’ Representations Regarding Merger Shares.

(a)

SELLER acknowledges that WFSI has limited assets and business and that the Merger Shares are speculative and involve a high degree of risk, including among many other risks that the Merger Shares will be restricted as elsewhere described in this Agreement and will not be transferable unless first registered under the Securities Act of 1933, as amended ("Act"), or pursuant to an exemption from the Act's registration requirements.

(b)

SELLER acknowledges and agrees that it has been furnished with copies of the periodic reports of WFSI filed with the United States Securities and Exchange Commission including those on Forms 10-K and 10-Q since WFSI’s inception. SELLER has had an opportunity to ask questions of and receive answers from WFSI regarding its business, assets, results of operations, financial condition and plan of operation and the terms and conditions of the issuance of the Merger Shares.

(c)

SELLERS, acting with the assistance of counsel and other professional advisers, possess such knowledge and experience in financial, tax and business matters as to enable them to utilize the information made available by WFSI, to evaluate the merits and risks of acquiring the Merger Shares and to make an informed investment decision with respect thereto.

(d)

SELLERS were not solicited by WFSI or anyone on WFSI's behalf to enter into any transaction whatsoever, by any form of general solicitation or general advertising.

4.14

Contracts and Other Commitments. Schedule 4.14 of the ADGLLC Disclosure Schedule consists of a true and complete list of all material contracts, agreements, commitments and other instruments (whether oral or written) to which ADGLLC is a party. ADGLLC has made or will make available to WFSI a copy of each such contract. All such contracts are valid and binding upon ADGLLC and are in full force and effect and are enforceable in accordance with their respective terms. No such contracts are in breach, and no event has occurred which, with the lapse of time or action by a third party, could result in a material default under the terms thereof. To ADGLLC’S knowledge, no stockholder of ADGLLC has received any payment from any contracting party in connection with or as an inducement for causing ADGLLC to enter into any such contract.

4.15

Absence of Certain Changes or Events. Except as set forth in the ADGLLC Disclosure Schedule, since September 30, 2010 (the "Balance Sheet Date"), there has not been:

(a)

any material adverse change in the financial condition, properties, assets, liabilities or business of ADGLLC;

(b)

any material damage, destruction or loss of any material properties of ADGLLC, whether or not covered by insurance;

(c)

any material adverse change in the manner in which the business of ADGLLC and has been conducted;

(d)

any material adverse change in the treatment and protection of trade secrets or other confidential information of ADGLLC; and

(e)

any occurrence not included in paragraphs (a) through (d) of this Section 4.15 which has resulted, or which ADGLLC has reason to believe, might be expected to result in a material adverse change in the business or prospects of ADGLLC.

4.16

Financial Statements. The ADGLLC Disclosure Schedule contains unaudited financial statements (collectively the "ADGLLC Financial Statements"). The ADGLLC Financial Statements present fairly, in all material respects, the financial position on the dates thereof and results of operations of ADGLLC for the periods indicated, prepared in accordance with GAAP, consistently applied. There are no assets of ADGLLC the value of which is materially overstated in said balance sheets.

4.17

ADGLLC Intellectual Property. Schedule 4.17 of the ADGLLC Disclosure Schedule sets forth a complete and correct list and summary description of all intellectual property, including computer software, trademarks, trade names, service marks, service names, brand names, copyrights and patents, registrations thereof and applications therefore, applicable to or used in the business of ADGLLC, together with a complete list of all licenses granted by or to ADGLLC with respect to any of the above. Except as otherwise set forth in Schedule 4.17 all such trademarks, trade names, service marks, service names, brand names, copyrights and patents are owned by ADGLLC, free and clear of all liens, claims, security interests and encumbrances of any nature whatsoever. ADGLLC is not currently in receipt of any notice of any violation or infringements of, and is not knowingly violating or infringing, the rights of others in any trademark, trade name, service mark, copyright, patent, trade secret, know-how or other intangible asset. ADGLLC has not (i) licensed any of the material proprietary assets to any person or entity on an exclusive basis, or (ii) entered into any covenant not to compete or agreement limiting its ability to exploit fully any proprietary asset or to transact business in any market or geographical area or with any person or entity.

4.18

Subsidiaries. Except as set forth in Schedule 4.18 of the ADGLLC Disclosure Schedule, ADGLLC owns no subsidiaries nor does it own or have an interest in any other corporation, partnership, joint venture or other entity.

4.19

Hazardous Materials. To the knowledge of ADGLLC, ADGLLC has not violated, or received any written notice from any governmental authority with respect to the violation of any law, rule, regulation or ordinance pertaining to the use, maintenance, storage, transportation or disposal of "Hazardous Materials." As used herein, the term “Hazardous Materials” means any substance now or hereafter designated which is found to be toxic or harmful to humans or the environment when present in certain amounts or quantities.

4.20

Employees. ADGLLC has no employees that are represented by any labor union or collective bargaining unit.

4.21

Employee Benefit Plans. The ADGLLC Disclosure Schedule identifies each salary, bonus, material deferred compensation, material incentive compensation, stock purchase, stock option, severance pay, termination pay, hospitalization, medical, insurance, supplemental unemployment benefits, profit-sharing, pension or retirement plan, program or material agreement.

4.22

Business Locations. Other than as set forth in the ADGLLC Disclosure Schedule, ADGLLC does not own or lease any real or personal property in any state or country.

4.23

Insurance. Except as set forth in Schedule 4.23 of the ADGLLC Disclosure Schedule, ADGLLC has no insurance policies in effect.

4.24

No Omission or Untrue Statement. To the best of each party’s knowledge, no representation or warranty made by SELLERS or ADGLLC to WFSI or the PRINCIPAL WFSI STOCKHOLDER in this Agreement, in the ADGLLC Disclosure Schedule or in any certificate of a ADGLLC officer required to be delivered to WFSI pursuant to the terms of this Agreement contains or will contain any untrue statement of a material fact, or omits or will omit to state a material fact necessary to make the statements contained herein or therein not misleading as of the date hereof and as of the Closing Date.

ARTICLE V

CLOSING

5.1

Closing. The Exchange shall be completed on the first business day after the day on which the last of the conditions contained in this Article V is fulfilled or waived (the “Closing Date”); provided, however, that in no event shall the Closing occur later than February 21, 2011, unless otherwise agreed to by the parties. The Closing shall take place at Snell & Wilmer, LLP, 600 Anton Boulevard, Suite 1400, Costa Mesa California 92626 or such other place as the parties may agree. At the Closing, WFSI, the PRINICPAL WFSI STOCKHOLDER, SELLERS and ADGLLC shall make the deliveries contemplated by this Agreement, and in accordance with the terms of this Agreement.

5.2

WFSI’s Closing Deliveries. At the Closing, in addition to documents referred elsewhere, WFSI and/or the PRINCIPAL WFSI STOCKHOLDER shall deliver, or cause to be delivered, to ADGLLC:

(a)

a certificate, dated as of the Closing Date, executed by the President or Chief Executive Officer of WFSI, to the effect that the representations and warranties contained in this Agreement are true and correct in all material respects at and as of the Closing Date and that WFSI has complied with or performed in all material respects all terms, covenants and conditions to be complied with or performed by WFSI on or prior to the Closing Date;

(b)

certificates representing the Merger Shares issuable upon consummation of the Exchange;

(c)

Certified resolution of the Board of Directors of WFSI and of the sole stockholder of Merger Sub authorizing and approving the transactions set forth herein;

(d)

The WFSI Disclosure Schedule;

(e)

A duly executed Agreement of Merger signed by WFSI and officers’ certificate in proper form for filing with the California Secretary of State;

(f)

such other documents as SELLERS, ADGLLC, or their counsel may reasonably require, including true and correct copies of the books and records of WFSI.

5.3

ADGLLC’s Closing Deliveries. At the Closing, in addition to documents referred to elsewhere, SELLERS and/or ADGLLC shall deliver to WFSI:

(a)

a certificate of ADGLLC, dated as of the Closing Date, executed by the manager of ADGLLC to the effect that the representations and warranties of SELLERS contained in this Agreement are true and correct in all material respects and that ADGLLC has complied with or performed in all material respects all terms, covenants, and conditions to be complied with or performed by ADGLLC on or prior to the Closing Date;

(b)

certificates representing ADGLLC Membership Units owned by SELLERS, duly endorsed for transfer or accompanied by a properly executed stock power;

(c)

certified resolutions of ADGLLC, authorizing and approving the transactions set forth herein;

(d)

the ADGLLC Disclosure Schedule;

(e)

a duly executed Agreement of Merger signed by ADGLLC and officers’ certificate in proper form for filing with the California Secretary of State;

(f)

such other documents as WFSI or it's counsel may reasonably require.

ARTICLE VI

CONDITIONS TO OBLIGATIONS OF WFSI AND PRINCIPAL WFSI

STOCKHOLDER

The obligation of WFSI and the PRINCIPAL WFSI STOCKHOLDER to consummate the Closing is subject to the following conditions, any of which may be waived by it in its sole discretion.

6.1

Compliance by SELLERS and ADGLLC. SELLERS and ADGLLC shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with in all material respects by SELLERS and ADGLLC prior to or on the Closing Date;

6.2

Accuracy of SELLERS and ADGLLC's Representations. SELLERS and ADGLLC’s representations and warranties contained in this Agreement (including the Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for such changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

6.3

Documents. All documents and instruments required hereunder to be delivered by SELLERS or ADGLLC to WFSI at the Closing shall be delivered in form and substance reasonably satisfactory to WFSI and its counsel.

6.4

Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or, to WFSI’s knowledge, be threatened.

6.5

Material Adverse Change. Except for operations in the ordinary course of business, no material adverse change shall have occurred subsequent to December 15, 2010 in the financial position, results of operations, assets, or liabilities of ADGLLC, nor shall any event or circumstance have occurred which would result in a material adverse change in the financial position, results of operations, assets, or liabilities of ADGLLC.

6.6

Approval by Board of Directors and Stockholders. The Board of Directors and Stockholders of WFSI shall have approved this Agreement and the transactions contemplated hereby.

6.7

Satisfaction with Due Diligence. WFSI shall have been satisfied with its due diligence review of ADGLLC, its subsidiaries and their operations.

6.8

Regulatory Compliance. WFSI shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

ARTICLE VII

CONDITIONS TO SELLERS AND ADGLLC'S OBLIGATIONS

SELLERS and ADGLLC's obligation to consummate the Closing is subject to the following conditions:

7.1

Compliance by WFSI and the PRINICIPAL WFSI STOCKHOLDER. WFSI and the PRINCIPAL WFSI STOCKHOLDER shall have performed and complied in all material respects with all agreements and conditions required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

7.2

Accuracy of Representations of WFSI and the PRINCIPAL WFSI STOCKHOLDER. The representations and warranties of WFSI and the PRINCIPAL WFSI STOCKHOLDER contained in this Agreement (including the exhibits hereto and the WFSI Disclosure Schedule) or any schedule, certificate, or other instrument delivered pursuant to the provisions hereof or in connection with the transactions contemplated hereby shall be true and correct in all material respects at and as of the Closing Date (except for changes permitted by this Agreement) and shall be deemed to be made again as of the Closing Date.

7.3

Continuation as Publicly Traded Company. WFSI shares shall continue to trade on the FINRA OTC Bulletin Board System.

7.4

Litigation. No litigation seeking to enjoin the transactions contemplated by this Agreement or to obtain damages on account hereof shall be pending or to SELLERS and ADGLLC’s knowledge, be threatened.

7.5

Documents. All documents and instruments required hereunder to be delivered by WFSI and the PRINCIPAL WFSI STOCKHOLDER to SELLERS and ADGLLC at the Closing shall be delivered in form and substance reasonably satisfactory to SELLER, ADGLLC and their counsel.

7.6

Balance Sheet. Except as set forth in Section 7.6 of the WFSI Disclosure Schedule, WFSI shall have no liabilities except as incurred in the ordinary course of business, as reflected on WFSI's most recent balance sheet, or as otherwise approved by SELLERS.

7.7

Approval by the Manager and the Owners of Membership Units. The Manager of ADGLLC and membersof ADGLLC by their execution of this Agreement, shall have approved this Agreement and the transactions contemplated hereby.

7.8

Satisfaction with Due Diligence. ADGLLC shall have been satisfied with its due diligence review of WFSI and its subsidiary and satisfied itself that WFSI continues to trade its shares on the FINRA OTC Bulletin Board System.

7.9

Regulatory Compliance. ADGLLC shall have received any and all regulatory approvals and consents required to complete the transactions contemplated hereby.

7.10

Outstanding Shares. WFSI remains a publicly traded corporation and WFSI shall have                                           shares of WFSI common stock issued and outstanding prior to the Closing.

7.11

Escrow of Shares.

Pursuant to the terms of the Escrow Agreement attached hereto as Exhibit D, the Principal WFSI Stockholder shall have deposited, or caused to be deposited, into an escrow account with a an escrow agent acceptable to the SELLER and ADGLLC, one or more certificates representing an aggregate of 64,772,800 shares of WFSI’s currently issued and outstanding common stock (the “Escrowed Shares”).  The Escrowed Shares shall be held in escrow pursuant to the terms of the Escrow Agreement, which shall provide for, among other things, the cancellation of an aggregate of 56,048,206 of the Escrowed Shares immediately upon the Closing Date.  The remaining Escrowed Shares shall remain in escrow pending WFSI’s completion of a private placement in the aggregate amount of not less than $2,000,000.

ARTICLE VIII

TERMINATION

8.1

Termination Prior to Closing.

(a)

If the Closing has not occurred by February 21, 2011, any party may terminate this Agreement at any time thereafter by giving written notice of termination to the other, provided, however, that no party may terminate this Agreement if such party has breached any material terms or conditions of this Agreement and such breach has prevented the timely closing of the Exchange. Notwithstanding the above, such deadline may be extended one or more times, only by mutual written consent of SELLERS, ADGLLC, WFSI and the PRINCIPAL WFSI STOCKHOLDER;

(b)

Prior to February 21, 2011, any party may terminate this Agreement following the insolvency or bankruptcy of the other party hereto, or if any one or more of the conditions to Closing set forth in Article VI or Article VII shall become incapable of fulfillment or there shall have occurred a material breach of this Agreement and either such condition of breach shall not have been waived by the party for whose benefit the condition was established, then WFSI (in the case of a condition in Article VI) or SELLERS (in the case of a condition specified in Article VII) may terminate this Agreement. In addition, either WFSI or SELLERS may terminate this Agreement upon written notice to the other if it shall reasonably determine that the Exchange has become inadvisable by reason of the institution or threat by any federal, state or municipal governmental authorities of a formal investigation or of any action, suit or proceeding of any kind against either or both parties.

8.2

Consequences of Termination. Upon termination of this Agreement pursuant to this Article VIII or any other express right of termination provided elsewhere in this Agreement, the parties shall be relieved of any further obligation under this Agreement except for the obligations in Section 11.4; provided, however, that no termination of this Agreement, pursuant to this Article VIII hereof or under any other express right of termination provided elsewhere in this Agreement shall operate to release any party from any liability to any other party incurred otherwise than under this Agreement before the date of such termination, or from any liability resulting from any willful misrepresentation of a material fact made in connection with this Agreement or willful breach of any material provision hereof.

ARTICLE IX

ADDITIONAL COVENANTS

9.1

Mutual Cooperation. The parties hereto will cooperate with each other, and will use all reasonable efforts to cause the fulfillment of the conditions to the parties' obligations hereunder and to obtain as promptly as possible all consents, authorizations, orders or approvals from each and every third party, whether private or governmental, required in connection with the transactions contemplated by this Agreement.

9.2

Changes in Representations and Warranties of a Party. Between the date of this Agreement and the Closing Date, no party shall directly or indirectly, enter into any transaction, take any action, or by inaction permit an otherwise preventable event to occur, which would result in any of the representations and warranties of such party herein contained not being true and correct at and as of the Closing Date. Each party shall promptly give written notice to the other parties upon becoming aware of (A) any fact which, if known on the date hereof, would have been required to be set forth or disclosed pursuant to this Agreement, and (B) any impending or threatened breach in any material respect of any of the party's representations and warranties contained in this Agreement and with respect to the latter shall use all reasonable efforts to remedy same.

9.3

Name Change. As soon as practicable after the Closing, WFSI shall change its name to Auri, Inc. or other similar name approved by SELLERS.

9.4

SEC Filings. The parties agree that the following filings shall be made with the Securities and Exchange Commission ("Commission"): (a) an information statement prepared pursuant to the requirements of Rule 14f-1 under the Exchange Act shall be filed with the Commission; (b) a report on Form 8-K will be filed with the Commission disclosing the consummation of the Exchange; and, (c) any and all other filings necessary to comply with the Exchange Act.

9.5

Conduct of Business. During the period from the date of this Agreement until the earlier of the Closing Date or the termination of this Agreement in accordance with its terms, ADGLLC shall continue to conduct its businesses and maintain its business relationships in the ordinary and usual course consistent with past practice and will not, without limitation, without the prior written consent of WFSI:

(a)

Sell, lease, assign transfer or otherwise dispose of any of its material assets, including cash;

(b)

Agree to, or assume guarantee, endorse or otherwise in any way be or become responsible or liable for, directly or indirectly, any material contingent obligation;

(c)

Make any material capital expenditures;

(d)

Enter into any transaction concerning a merger or consolidation other than with the other party hereto or liquidate or dissolve itself (or suffer any liquidation or dissolution) or convey, sell, lease, transfer or otherwise dispose of, in one transaction or a series of related transactions, all or a substantial part of its property, business, or assets, or stock or securities convertible into stock of any subsidiary, or make any material change in the present method of conducting business;

(e)

Declare or pay any dividends or make any other distribution (whether in cash or property) on any shares of its capital stock or purchase, redeem, retire or otherwise acquire for value any shares of its capital stock or warrants or options whether now or hereafter outstanding;

(f)

Make or suffer to exist any advances or loans to, or investments in any person, firm, corporation or other business entity not a party to this Agreement;

(g)

Enter into any new material agreement or be or become liable under any new material agreement, for the lease, hire or use of any real or personal property; or

(h)

Create, incur, assume or suffer to exist, any mortgage, pledge, lien, charge, security interest or encumbrance of any kind upon any of its property or assets, income or profits, whether now owned or hereafter acquired, except as set forth in the ADGLLC Disclosure Schedule.

ARTICLE X

SECURITIES

10.1

Merger Shares Not Registered. SELLERS has been advised that the Merger Shares have not been and when issued, will not be registered under the Securities Act of 1933, the securities laws of any state of the United States or the securities laws of any other country and that in issuing and selling the Merger Shares to SELLERS pursuant hereto, WFSI is relying on Reg. D of the Securities Act of 1933 for offers and sales of securities under the Act. Resales of the Merger Shares may only be made pursuant to an effective registration statement or the availability of an exemption from registration. All certificates evidencing the Merger Shares shall, unless and until removed in accordance with law, bear a restrictive legend substantially in the following form:

THE SHARES REPRESENTED HEREBY MAY NOT BE OFFERED AND SOLD BY THE HOLDER HEREOF EXCEPT: (A) IF THE OFFER OR SALE IS WITHIN THE UNITED STATES OR TO OR FOR THE ACCOUNT OF A U.S. PERSON (AS SUCH TERMS ARE DEFINED IN REGULATION S UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT")) AND THE SECURITIES ARE OFFERED AND SOLD PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT OR PURSUANT TO RULE 144 UNDER THE ACT.

10.2

Indemnification by WFSI. WFSI shall indemnify SELLERS and ADGLLC in respect of, and hold SELLERS and ADGLLC harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by SELLERS and ADGLLC:

(a)

resulting from the breach of any representation or warranty or the failure to perform any covenant or agreement of WFSI contained in this Agreement; and

(b)

resulting from any liability of WFSI incurred or resulting from activities that took place prior to the Closing not disclosed on the WFSI Financial Statements.

10.3

Indemnification by SELLERS and ADGLLC. SELLERS and ADGLLC shall jointly and severally indemnify WFSI in respect of, and hold WFSI harmless against, any and all debts, obligations and other liabilities (whether absolute, accrued, contingent, fixed or otherwise, or whether known or unknown, or due or to become due or otherwise), monetary damages, fines fees, penalties, interest obligations, deficiencies, losses and expenses (including without limitation attorneys fees and litigation costs) incurred or suffered by WFSI:

(a)

resulting from any misrepresentation, breach of warranty or failure to perform any covenant or agreement of SELLERS or ADGLLC contained in this Agreement; and,

(b)

resulting from any liability of SELLERS or ADGLLC incurred or resulting from activities that took place prior to the Closing not disclosed on the ADGLLC Financial Statements.

10.4

Indemnification Procedure.  A party (an "Indemnified Party") seeking indemnification shall give prompt notice to the other party (the "Indemnifying Party") of any claim for indemnification arising under this Article 10.  The Indemnifying Party shall have the right to assume and to control the defense of any such claim with counsel reasonably acceptable to such Indemnified Party, at the Indemnifying Party's own cost and expense, including the cost and expense of reasonable attorneys' fees and disbursements in connection with such defense, in which event the Indemnifying Party shall not be obligated to pay the fees and disbursements of separate counsel for such in such action.  In the event, however, that such Indemnified Party's legal counsel shall determine that defenses may be available to such Indemnified Party that are different from or in addition to those available to the Indemnifying Party, in that there could reasonably be expected to be a conflict of interest if such Indemnifying Party and the Indemnified Party have common counsel in any such proceeding, or if the Indemnified Party has not assumed the defense of the action or proceedings, then such Indemnifying Party may employ separate counsel to represent or defend such Indemnified Party, and the Indemnifying Party shall pay the reasonable fees and disbursements of counsel for such Indemnified Party.  No settlement of any such claim or payment in connection with any such settlement shall be made without the prior consent of the Indemnifying Party which consent shall not be unreasonably withheld.

ARTICLE XI

RESERVED

ARTICLE XII

MISCELLANEOUS

12.1

Expenses. Each party shall each pay its own expenses incident to the negotiation, preparation, and carrying out of this Agreement, including legal and accounting and audit fees.

12.2

Survival of Representations, Warranties and Covenants.   Subject to the limitations and other provisions of this Agreement, the representations and warranties contained herein shall survive the Closing and shall remain in full force and effect until the date that is two years following the Closing Date; provided, that the representations and warranties in Section 3.2, Section 3.4, Section 3.20, Section 3.27, Section 3.29, Section 3.30 and Section 3.31 shall survive indefinitely and the representations and warranties in Section 3.7, Section 3.10, Section 3.16 and Section 3.8_shall survive for the full period of all applicable statutes of limitations (giving effect to any waiver, mitigation or extension thereof) plus 60 days. All covenants and agreements of the parties contained herein shall survive the Closing indefinitely or for the period explicitly specified therein. Notwithstanding the foregoing, any claims asserted in good faith with reasonable specificity (to the extent known at such time) and in writing by notice from the non-breaching party to the breaching party prior to the expiration date of the applicable survival period shall not thereafter be barred by the expiration of the relevant representation or warranty and such claims shall survive until finally resolved.

12.3

Publicity. The PRINCIPAL WFSI STOCKHOLDER, SELLERS, ADGLLC, and WFSI shall not issue any press release or make any other public statement, in each case, relating to, in connection with or arising out of this Agreement or the transactions contemplated hereby, without obtaining the prior approval of the other, which shall not be unreasonably withheld or delayed, except that prior approval shall not be required if, in the reasonable judgment of WFSI prior approval by SELLERS or ADGLLC would prevent the timely dissemination of such release or statement in violation of applicable federal securities laws, rules or regulations or policies of the Bulletin Board.

12.4

Non-Disclosure. A disclosing party will not at any time after the date of this Agreement, without the recipient’s consent, except in the ordinary operation of its business or as required by law, divulge, furnish to or make accessible to anyone any knowledge or information with respect to confidential or secret processes, inventions, discoveries, improvements, formulae, plans, material, devices or ideas or know-how, whether patentable or not, with respect to any confidential or secret aspects of such party (including, without limitation, customer lists, supplier lists and pricing arrangements with customers or suppliers) ("Confidential Information"). The parties will not at any time after the date of this Agreement and prior to the Exchange use, divulge, furnish to or make accessible to anyone any Confidential Information (other than to its representatives as part of its due diligence or corporate investigation). Any information, which (i)  at or prior to the time of disclosure by the disclosing party was generally available to the public through no breach of this covenant, (ii) was available to the public on a non-confidential basis prior to its disclosure by the disclosing party, or (iii) was made available to the public from a third party provided that such third party did not obtain or disseminate such information in breach of any legal obligation of the disclosing party, shall not be deemed Confidential Information for purposes hereof, and the undertakings in this covenant with respect to Confidential Information shall not apply thereto. The undertakings of the parties set forth above in this Section 11.4 shall terminate upon consummation of the Closing. If this Agreement is terminated pursuant to the provisions of Article VIII or any other express right of termination set forth in this Agreement, the recipient shall return to the disclosing party all copies of all Confidential Information previously furnished to it by the disclosing party.

12.5

Succession and Assignments and Third Party Beneficiaries. This Agreement may not be assigned (either voluntarily or involuntarily) by any party hereto without the express written consent of the other parties. Any attempted assignment in violation of this Section shall be void and ineffective for all purposes. In the event of an assignment permitted by this Section, this Agreement shall be binding upon the heirs, successors and assigns of the parties hereto. There shall be no third party beneficiaries of this Agreement except as expressly set forth herein to the contrary.

12.6

Notices. All notices, requests, demands, or other communications with respect to this Agreement shall be in writing and shall be (i) sent by facsimile transmission, (ii) sent by the United States Postal Service or the PRC Postal Service, as the case may be, registered or certified mail, return receipt requested, or (iii) personally delivered by a nationally recognized express overnight courier service, charges prepaid, to the following addresses (or such other addresses as the parties may specify from time to time in accordance with this Section)

(a)

To SELLERS:

1200 North Coast Highway

Laguna Beach, California 92651-4045.

(b)

To ADGLLC:

1200 North Coast Highway

Laguna Beach, California 92651-4045.

(c)

To WFSI:

710 Market Street

Chapel Hill, North Carolina 27516

(D)

To PRINCIPAL WFSI STOCKHOLDER:  710 Market Street

   Chapel Hill, North Carolina 27516

Any such notice shall, when sent in accordance with the preceding sentence, be deemed to have been given and received on the earliest of (i) the day delivered to such address or sent by facsimile transmission, (ii) the tenth business day following the date deposited with the United States Postal Service or the PRC Postal Service, as the case may be, or (iii) 72 hours after shipment by such courier service.

12.7

Construction. This Agreement shall be construed and enforced in accordance with the internal laws of the State of California without giving effect to the principles of conflicts of law thereof. All parties hereby irrevocably submit to the exclusive jurisdiction of the any state or federal court sitting in the state of California for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waive, and agree not to assert in any suit, action or proceeding, any claim that he is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper.

12.8

Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same Agreement.

12.9

No implied Waiver; Remedies. No failure or delay on the part of the parties hereto to exercise any right, power, or privilege hereunder or under any instrument executed pursuant hereto shall operate as a waiver nor shall any single or partial exercise of any right, power, or privilege preclude any other or further exercise thereof or the exercise of any other right, power, or privilege. All rights, powers, and privileges granted herein shall be in addition to other rights and remedies to which the parties may be entitled at law or in equity.

12.10

Entire Agreement. This Agreement, including the Exhibits and Disclosure Schedules attached hereto, sets forth the entire understandings of the parties with respect to the subject matter hereof, and it incorporates and merges any and all previous communications, understandings, oral or written as to the subject matter hereof, and cannot be amended or changed except in writing, signed by the parties.

12.11

Headings. The headings of the Sections of this Agreement, where employed, are for the convenience of reference only and do not form a part hereof and in no way modify,

interpret or construe the meanings of the parties.

12.12

Severability. To the extent that any provision of this Agreement shall be invalid or unenforceable, it shall be considered deleted hereof and the remainder of such provision and of this Agreement shall be unaffected and shall continue in full force and effect.

12.13

Attorneys Fees. In the event any legal action is brought to interpret or enforce this Agreement, the party prevailing in such action shall be entitled to recover its attorneys’ fees and costs in addition to any other relief that it is entitled.

12.14

Consultants. Each party represents to the other that there is no broker or finder entitled to a fee or other compensation for bringing the parties together to effect the Exchange other than as disclosed in this Agreement.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

WFSI:	Wellstone Filter Sciences, Inc., a Delaware Corporation

	By.	/s/ Learned J. Hand____________________ Learned Jeremiah Hand, President

PRINCIPAL WFSI STOCKHOLDER:

/s/ Learned J. Hand_____________________ Learned Jeremiah Hand

MERGER SUB:	ADG Acquisition, Inc., a California corporation
/s/ Ori Rosenbaum. President

	By.	/s/ Learned J. Hand____________ Learned Jeremiah Hand, President

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ADGLLC:	Auri Design Group LLC (ADGLLC), a California Limited Liability Company

By: /s/ Ori Rosenbaum
______________________________________
Ori Rosenbaum, Manager

SELLERS:

/s/ Ori Rosenbaum

Ori Rosenbaum

/w/ Andrew Furia

Andrew Furia

/s/ Andres Tastad

Andrew Tastad

/s/ Eric Hohl

Eric Hohl

/s/ Mark Scepi

Mark Scepi

/s/ Verdell Garroutte

Verdell Garroutte

/s/ Mark C. Barker

Mark C. Barker

/s/ Linda Hughes

Linda Hughes

/s/ Jinkyjane Sotello

Jinkyjane Sotello

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EXHIBIT A

PRINCIPAL WFSI STOCKHOLDER
Learned Jeremiah Hand 64,829,334 shares

EXHIBIT B

SELLERS

NAME Ori Rosenbaum Andrew Furia Andrew Tastad Eric Hohl Mark Scepi Vedell Garroutte Mark C. Barker Linda Hughes Jinkyjane Sotello	No. of Membership Interests 2,926,200 910,000 314,244 10,000 145,187 112,500 30,700 12,500 50,000	Percentage Ownership 64.86% 20.17% 6.97% 0.22% 3.22% 2.49% 0.68% 0.28% 1.11%

Total:	4,511,331	100%

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